Warrant Agreement

         THIS WARRANT AGREEMENT, originally dated as of January 5, 1999, as amended on December 30, 1999, is made and entered into by and between Colmena Corp., a Delaware corporation (the "Issuer") and The Yankee Companies, Inc., a Florida corporation (hereinafter referred to variously as the "Holder" or "Yankees").

                                    Preamble:

         WHEREAS, the Issuer and Yankees entered into a certain strategic consulting agreement dated January 5, 1999, which was amended at the request of the Issuer on or about January 2, 2000 (hereinafter the "Advisory Agreement"), pursuant to which Yankees is entitled to receive certain compensation, including among other things, warrants ("Warrants") to purchase shares of the Issuer's capital stock, $0.01 par value per share in an amount equal to 75% of the Issuer's authorized and reserved capital stock (the term "Capital Stock" being defined for purposes of this Agreement as all equity securities or securities convertible into equity securities or exchangeable thereof, including. without limitation , common stock, preferred stock, convertible debentures, options, warrants, etc.), upon and subject to the terms and conditions of the Advisory Agreement;

         NOW, THEREFORE, in consideration of the premises, the payment by the Holder to or for the benefit of the Issuer of FIVE ($5.00) DOLLARS, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agrees as follows:

                                   Witnesseth:

1.        Grant

         The Holder is hereby granted the right to purchase, at any time from January 15, 1999, until 5:00 p.m., New York time, on December 31, 2002, shares of the Issuer's Capital Stock , $0.01 par value per share in an amount equal to 75% of the Issuer's authorized and reserved Capital Stock (the term "reserved" referring to Capital Stock that although not issued, has been allocated for issuance pursuant to existing agreements, options, warrants or reasonably contemplated contingencies"), as provided in Sections 6 and 8 hereof.

2.        Warrant Certificates.

         The warrant certificates (the"Warrant Certificates") delivered and to be delivered pursuant to this agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

3.       Exercise of Warrant.

         3.1              Method of Exercise

(a) The Warrants initially are exercisable at an aggregate exercise price of $80,000 (allocated to the shares of Capital Stock purchases as provided in Section 8 hereof) as set forth in Section 6 hereof payable by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section 8 hereof.


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(b)      Upon  surrender  of a  Warrant  Certificate  with the  annexed  Form of
         Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the shares of Capital Stock purchased at the Issuer's principal offices, as reflected in the records of the Securities and Exchange Commission maintained on its EDGAR Internet site, the registered holder of a Warrant Certificate ("Holder" or "Holders') shall be entitled to receive a certificate or certificates for the shares of Capital Stock so purchased.

(c) The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Capital Stock underlying the Warrants).

(d) Warrants may be exercised to purchase all or part of the shares of Capital Stock represented thereby.

(e) In the case of the purchase of less than all the shares of Capital Stock purchasable under any Warrant Certificate, the Issuer shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Capital Stock .

         3.2              Exercise by Surrender of Warrant.

(a) In addition to the method of payment set forth in Section 3.1 and in lieu of any cash payment required thereunder the Holder(s) of the Warrants shall have the right at any time to and from time to time exercise the Warrants in full or in part by surrendering the Warrant Certificate in the manner specified in Section 3.1 in exchange for the number of shares of Capital Stock equal to the product of (x) the number of shares to which the Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the highest closing offering price for the Issuer's Capital Stock calculated either (i) on the date on which the form of election attached hereto is deemed to have been sent to the Issuer pursuant to Section 13 hereof ("Notice Date") or (ii) as the average of the Market Price for each of the five trading days preceding the Notice Date, whichever of (i) or (ii) is greater, less the Adjusted Exercise Price on such date, and the denominator of which is such Market Price.

(b) The Parties acknowledge that this optional form of exercise is designed to permit tacking of the Warrant holding period to that of the Capital Stock received upon exercise thereof, for purposes of SEC Rule 144, under the concept commonly referred to as "cashless exercise."

4.       Issuance of Certificates.

(a) Upon the exercise of the Warrant, the issuance of certificates for shares of Capital Stock or other securities, properties or rights underlying such Warrants shall be made forthwith and in any event such issuance shall be made within five (5) business days thereafter, without charge to the Holder thereof, including, without limitations any tax which may be payable in respect of the issuance thereof and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Issuer shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Issuer shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.


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(b)       The Warrant Certificates and the certificates  representing the shares of Capital Stock (and/or other securities, property or rights issuable upon exercise of the Warrants) shall be executed on behalf of the Issuer by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Issuer under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Issuer.

(c) Warrant Certificates shall be dated the date of execution by the Issuer upon initial issuance, division, exchange, substitution or transfer.

5.        Restriction On Transfer of Warrants.

(a) The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof.

(b) Notwithstanding the foregoing, the Warrants are fully transferable if the transfer is effected in compliance with applicable securities and corporate laws and in accordance with the Uniform Commercial Code, as adopted in the State of Delaware.

6.        Exercise Price.

        6.1     Initial and Adjusted Exercise Price.

(a) The Initial Exercise Price per share of Capital Stock was the price obtained by dividing the sum of $40,000 by

(b)      The result obtained by:

         (1) Dividing the total outstanding shares of the Issuer's Capital Stock and the total shares of Capital Stock that although not issued, had been allocated for issuance pursuant to existing agreements, options, warrants or reasonably contemplated contingencies on the original date of this Agreement by 49; and

         (2)      Multiplying the result by 51.

(b) The Adjusted Exercise Price per share of Capital Stock shall be determined at each time any portion of this Warrant is exercised as follows:

         (1) The aggregate number of shares subject to this Warrant will first be determined by adding the total outstanding shares of the Issuer's Capital Stock and the total shares of Capital Stock that although not issued, have been allocated for issuance pursuant to existing agreements, options, warrants or reasonably contemplated contingencies, and that total shall be multiplied by three (the "Aggregate Warrant Shares");

         (2) The aggregate number of shares heretofore issued upon partial exercises of this Warrant (the "Issued Warrant Shares") shall be subtracted from the Aggregate Warrant Shares, the result being hereinafter referred to as the "Remaining Warrant Shares;"


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         (3)      The aggregate payments for the Issued Warrant Shares as of the date of exercise (but prior to the exercise in question) will be subtracted from the sum of $80,000, and the remainder shall be divided by the number of Remaining Warrant Shares, the result being the then current exercise price per share (the "Adjusted Exercise Price").

         6.2     Exercise Price.

         The term "Exercise Price" herein shall mean the Initial Exercise Price or the Adjusted Exercise Price, depending upon the context.

7.       Registration Rights.

         7.1     Registration Under the Securities Act of 1933.

(a)      (1)   The  Warrants  and the  shares of  Capital  Stock  issuable  upon exercise of the Warrants and any of the other securities issuable upon exercise of the Warrants have not been registered under the Securities Act of 1933, as amended (the "Act") for public resale.

         (2) Upon exercise, in part or in whole, of the Warrants, certificates representing the shares of Capital Stock and any other securities issuable upon exercise of the Warrants (collectively, the "Warrant Securities") shall bear the following legend:

(b) The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act') for public resale, and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available, including the exemption referred to as the 4(1)1/2 exemption.

         7.2     Piggyback Registration.

(a) If, at any time during the five year period commencing after the original date hereof, the Issuer proposes to register any of its securities under the Act (other than in connection with a merger or pursuant to Form S-8, S-4 or comparable registration statement) it will give written notice by registered mail, at least thirty days prior to the filing of each registration statement, to Yankees and to all other Holders of the Warrants and/or the Warrant Securities of its intention to do so.

(b) If Yankees or other Holders of the Warrants and/or Warrant Securities notify the Issuer within twenty (20) days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Issuer shall afford Yankees and such Holders of the Warrants and/or Warrant Securities the opportunity to have any such Warrant Securities registered under such registration statement.


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

         7.3     Demand Registration.

(a) At any time during the term of this Warrant, the Holders of the Warrants and/or Warrant Securities representing a "Majority" (as hereinafter defined) of such securities (assuming the exercise of all of the Warrants) shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), exercisable by written notice to the Issuer, to have the Issuer prepare and file with the Commission, on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Issuer and counsel for Yankees and Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Warrant Securities for nine (9) consecutive months by such Holders and any other Holders of the Warrants and/or Warrant Securities who notify the Issuer within ten (10) days after receiving notice from the Issuer of such request.

(b) The Issuer covenants and agrees to give written notice of any registration request under this Section 7.3 by any Holder or Holders to all other registered Holders of the Warrants and the Warrant Securities within (10) days from the date of the receipt of any such registration request.

(c) Notwithstanding anything to the contrary contained herein, if the Issuer shall not have filed a registration statement for the Warrant Securities within the time period specified in Section 7.4(a) hereof pursuant to the written notice specified in Section 7.3(a) of a Majority of the Holders of the Warrants and/or Warrant Securities, the Issuer agrees that upon the written notice of election of a Majority of the Holders of the Warrants and/or Warrant Securities it shall repurchase (i) any and all Warrant Securities at higher of the Market Price as defined in Section 3.2(a) per share of Capital Stock on (x) the date of the notice sent pursuant to Section 7.3(a) or (y) the expiration of the period in Section 7.4(a) and (ii) any and all Warrants at such Marker Price less the exercise price of such Warrant.

(d) Such repurchase shall be in immediately available funds and shall close within two (2) days after the later of (i) the expiration of the period specified in Section 7.4(a) or (ii) the delivery of the written notice of election specified in this Section 7.3(d).

         7.4     Covenants of the Issuer, With Respect to Registration.

         In connection with any registration under Section 7.2 or 7.3 hereof, the Issuer covenants and agrees as follows:

(a) The Issuer shall use its best efforts to file a registration statement within sixty (60) days of receipt of any demand therefor, shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish the Holder desiring to sell Warrant Securities such number of prospectuses as shall reasonably be requested.

(b) The Issuer shall pay all costs (excluding any underwriting or selling commissions or over charges of any broker-dealer acting on behalf of Holders), fees and expenses in connection with all registration statements filed pursuant to Sections 7.2 and 7.3(a) hereof including, without limitation, the Issuer's legal and accounting fees, printing expenses, blue sky fees and expenses.

(c) If the Issuer shall fail to comply with the provisions of Section 7.4(a), the Issuer shall, in addition to any other equitable or other relief available to the Holder(s), be liable for any or all damages due to loss of profit sustained by the Holder(s) requesting registration of its Warrant Securities.

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



(d) The Issuer will take all necessary action which may be required in qualifying or registering the Warrant Securities included in a registration statement for offering and sale under the securities or blue sky laws of the state requested by the Holder.

(e) The Issuer shall indemnify the Holder(s) of the Warrant Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holder within the meaning of Section 15 of the Act or
         Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, The Exchange Act or otherwise, arising from such registration statement.

(f) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

(g) The Issuer shall not permit the inclusion of any securities other than the Warrant Securities to be included in any registration statement filed pursuant to Section 7.3 hereof, or permit any other registration statement to be or remain effective during the effectiveness of a registration statement filed pursuant to Section 7.3 hereof, without the prior written consent of the Holders of the Warrants arid Warrant Securities representing a Majority of such securities (assuming an exercise of all of the Warrants).

(h) The Issuer shall furnish to each Holder participating in the offering, and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Issuer, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering; a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Issuer's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to agents subsequent to the date of such financial statements, are as customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offering of securities.

(i) The Issuer shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration agreement.

(j)      (1)   The Issuer shall deliver promptly to each Holder participating in
               the  offering   requesting  the   correspondence   and  memoranda
               described  below  and  the  managing  underwriter  copies  of all correspondence between the Commission and the Issuer, its counsel or auditors and all memoranda  relating to  discussions  with the
               Commission  or  its  staff  with  respect  to  the   registration
               statement  and  permit  the  Holder  and  underwriter  to do such investigation,  upon reasonable  advance notice,  with respect to
               information   contained  in  or  omitted  from  the  registration
               statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD").


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

         (2) Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Issuer with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request as it deems necessary to comply with applicable securities laws or NASD rules.

(k) In addition to the Warrant Securities, upon the written request therefor by any Holder(s), the Issuer shall include in the registration statement any other securities of the Issuer held by such Holder(s) as of the date of filing of such registration statement, including without limitation, restricted shares of Capital Stock , options, warrants or any other securities convertible into shares of Capital Stock .

(l) For purposes of this Agreement, the term "Majority" in reference to the Holders of Warrants or Warrant Securities shall mean in excess of fifty percent of the then outstanding Warrants or Warrant Securities that:

         (1) Are not held by the Issuer, an affiliate (for purposes hereof the term affiliate not including Yankees, its officers, directors, stockholders or their families), officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith; or

         (2) Have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

8.       Other Adjustments in Exercise Price

         8.1     Subdivision and Combination.

         In case the Issuer shall at any time subdivide or combine the outstanding shares of Capital Stock , the Adjusted Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

         8.2     Adjustment in Number of Securities.

          Upon each adjustment of the Adjusted Exercise Price pursuant to the provisions of this Section 8, the number of Securities issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying, a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Securities issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the Adjusted Exercise Price.

         8.3              Definition of Capital Stock .

(a)     For the purpose of this Agreement, the term "Capital Stock " shall mean:

         (1) The class of stock designated as Capital Stock in the Certificate of Incorporation of the Issuer as may be amended as of the date hereof, or


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


         (2) Any other class of stock resulting from successive changes or reclassifications of such Capital Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

(b) In the event that the Issuer shall after the date hereof issue securities with greater or superior voting rights than the shares of Capital Stock outstanding as of the date hereof, the Holder, at its option, may receive upon exercise of any Warrant either shares of Capital Stock or a like number of such securities with greater or superior voting rights.

         8.4     Merger or Consolidation.

(a) In care of any consolidation of the Issuer with, or merger of the Issuer with, or merger of the Issuer into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Capital Stock ), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Capital Stock of the Issuer for which such warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer.

(b) Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Sections 6 and 8.

(c) The provisions of this Subsection 8.4 shall similarly apply to successive consolidations or mergers.

         8.5     No Adjustment of Exercise Price in Certain Cases.

         No  adjustments of the Exercise Price for the reasons set forth in this
         Section 8 shall be made upon the issuance or sale of the Warrants or the shares of Capital Stock issuable upon the exercise of the Warrants.

         8.6              Dividends and Other Distributions.

(a) In the event that the Issuer shall at any time prior to the exercise of all Warrants declare a dividend (other then a dividend consisting solely of shares of Capital Stock ) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (over than shares of Capital Stock ), whether issued by the Issuer or by another, or any other thing of value, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Capital Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution.

(b) At the time of any such dividend or distribution, the Issuer shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 8.6.


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9.       Exchange and Replacement of Warrant Certificates

(a) Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Issuer, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

(b) Upon by the Issuer of evidence reasonably satisfactory to it of loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Issuer of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants if mutilated, the Issuer will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

10.      Elimination of Fractional Interests.

          The Issuer shall not be required to issue certificates representing fractions of shares of Capital Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Capital Stock or other securities, properties or rights.

11.     Reservation and Listing of Securities.

(a) The Issuer shall at all times reserve and keep available out of its authorized shares of Capital Stock , solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Capital Stock or other securities properties or rights as shall be issuable upon the exercise thereof.

(b) The Issuer covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Capital Stock and over securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

(c) As long as the Warrants shall be outstanding, the Issuer shall use its best efforts to cause all shares of Capital Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Capital Stock issued to the public in connection herewith may then be listed and/or quoted, for purposes hereof the NASDAQ stock market being deemed equivalent to a stock exchange.

12.      Notice to Warrant Holders.

(a) Nothing contained in this Agreement shall be consented as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other manner, or as having any rights whatsoever as a stockholder of the Issuer.

(b) If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

         (1) the Issuer shall take a record of the holders of its shares of Capital Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Issuer; or

         (2) the Issuer shall offer to all the holders of its Capital Stock any additional shares of capital stock of the Issuer or securities convertible into or exchange for shares of capital stock of the Issuer, or any option, right or warrant to subscribe therefor: or

         (3) a dissolution, liquidation or winding up of the Issuer other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; then

(c) In any one or more of said events the Issuer shall give notice of such event at last fifteen (15) days prior to the date fixed as a record date or the date of the closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale.

(d) Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

13.      Notices.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed registered or certified mail, return receipt requested:

(a) If to the Holders, The Yankee Companies, Inc., to Crystal Corporate Center; 2500 North Military Trail, Suite 225-A; Boca Raton, Florida 33431, with a copy to 1941 Southeast 51st Terrace, Ocala, Florida 34471 and as otherwise listed on the books of the Issuer, or

(b) If to the Issuer, to the address reflected in the records of the Securities and Exchange Commission maintained on its EDGAR Internet site or to such other address as the Issuer may designate by notice to the Holders.

14.      Supplements and Amendments.

(a) Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the parties hereto.

(b) Any waiver, permit, consent or approval of kind or character on the part of each Company or the Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only in the extent specifically set forth in such writing.

15.      Successors.

         All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Issuer, the Holder and their respective successors and assigns hereunder.

16.      Governing Law; Submission to Jurisdiction.

(a) This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all the purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

(b) The Issuer and the Holder hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of Florida or of the United Slates of America for the Southern District of Florida, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.

(c) The Issuer, and the Holder hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum.

(d) Any such process or summons to be served upon any of the Issuer and the Holder (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, address it at the address as set forth in Section 13 hereof.

(e)      Such  mailing  shall  deemed   personal  service and shall be legal and
         binding upon the party so served in any action, proceeding or claim.

(f) The Issuer and the Holder agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

17.      Entire Agreement  Modification.

         This Agreement and the Purchase Agreement (to the extent portions thereof are referred to herein) contain the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

18.      Severability.

         If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

19.      Captions.

         The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

20.      Benefits of this Agreement.

         Nothing in this Agreement shall be construed to give to any person or corporation over than the Issuer and the Holder any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive 'benefit of the Issuer and the Holder.

21.      Counterparts.

         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and, such counterparts shall together constitute but one and the same instrument.

         In Witness Whereof, the Parties have executed this Agreement, effective as of the last date set forth below.

Signed, Sealed & Delivered
         In Our Presence

                                                                   Colmena Corp.

----------------------------

____________________________               By: /s/ Anthony Q. Joffe
                                                   Anthony Q. Joffe, President
Dated: December 30, 1999



                                                      The Yankee Companies, Inc.

----------------------------

____________________________                    By: /s/ Leonard Tucker
                                                Leonard Miles Tucker, President

Dated: December 30, 1999

Warrant Certificate

         The warrants represented by this certificate and the other securities issuable upon exercise thereof may not be offered or sold except pursuant to (i) an effective registration statement under the securities act of 1933. (ii) to the extent applicable, rule 144 under such act (or any similar rule under such act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel for the issuer, that an exemption from registration under such act is available.

         The  transfers  or  exchange  of  the  warrants   represented  by  this
certificate is restricted in accordance with the warrant agreement referred to herein.

      EXERCISABLE ON OR BEFORE 5:30 P.M., NEW YORK TIME, December 31, 2002

Certificate Number SB-2

         This Warrant Certificate certifies that The Yankee Companies, Inc., a Florida corporation, or registered assigns, is the registered holder (the "Holder" or "Yankees") of a warrant to purchase, at any time from January 15, 1999, until 5:30 p.m. New York time on December 31, 2002 ("Expiration Date") an aggregate number of shares of Capital Stock (the "Capital Stock ") of Colmena Corp., a Delaware corporation (the "Issuer"), determined, on each occasion on which this Warrant is exercised by:

(a) Adding the total outstanding shares of the Issuer's Capital Stock and the total shares of Capital Stock that although not issued, have been allocated for issuance pursuant to existing agreements, options, warrants or reasonably contemplated contingencies, and multiplying that total by three (the "Aggregate Warrant Shares"); and

(b) Subtracting therefrom the aggregate number of shares theretofore issued upon any partial exercises of this Warrant (the "Issued Warrant Shares"), the result being hereinafter referred to as the "Warrant Shares."

                                     Terms:

1. The payments per share required upon exercise of this Warrant will be determined by subtracting the aggregate of payments made under this Warrant prior to the exercise in question from the sum of $80,000, and dividing the remainder by the number of Remaining Warrant Shares at such time, the result being the then current exercise price per share (the "Adjusted Exercise Price").

2. As of the date hereof, this Warrant Certificate has been exercised to the extent of 6,000,000 shares of Capital Stock for which Yankees has paid $30,000.

3. Future exercise of this Warrant shall be effected by surrender of this Warrant Certificate and payment of the Adjusted Exercise Price at an office or agency of the Issuer or by surrender of this Warrant Certificate in lieu of cash payment, but subject to the conditions set forth herein and in the Warrant Agreement originally dated as of January 5, 1998, as amended on December 30, 1999, between the Issuer and The Yankee Companies, Inc., (the "Warrant Agreement").

4. Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Issuer, unless the cashless exercise option has been elected.

5. No Warrant may be exercised after 5:30 p.m. New York time, on the Expiration Date, at which time all Warrants evidenced hereby unless exercised prior thereto, hereby shall thereafter be void.

6. The rights evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants pursuant to the Warrant Agreement which is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, obligations, duties and immunities thereunder of the Issuer and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder) of the Warrants.


         In Witness Whereof, this instrument has been executed by the Issuer, effective as of the last date set forth below.

Signed, Sealed & Delivered
         In Our Presence

                                                                  Colmena Corp.

----------------------------

____________________________                     By: /s/ Anthony Q. Joffe
                                                  ----------------------------
                                                     Anthony Q. Joffe, President
         [CORPORATE SEAL]
                                             Attest: /s/ Vanessa H. Lindsey
                                                  -----------------------------
                                                   Vanessa H. Lindsay, Secretary
Dated: December 30, 1999

                                  Colmena Corp.
                              Warrant Exercise Form

Dated:   ________________

         The Undersigned hereby irrevocably elects to exercise the subject Warrant to the extent of purchasing ___ Shares and:

(A)  [__] Hereby makes payment of $______, the actual exercise price thereof; or

(B) [__] Avails itself of the cashless exercise rights granted herein and for purposes thereof asserts that the Market Price (as defined in the Warrant Agreement") for purposes of determining the quantity of the Capital Stock Issuable and the quantity of the Capital Stock to be canceled in lieu of payment is $_____ per share.

                         (To be completed by the Issuer)


         The Issuer agrees with the Market Price  determination set fort[ ]y the
Holder:

         The Issuer does not agree with the Market Price determination set forth by the Holder and instead, asserts that the Market is $_____ per share:
         [ ]

         In the event that the Issuer and the Holder cannot agree on the Market Price within three business days following the date this form us submitted by the Holder, the Issuer must initiate the dispute resolution procedures established in the Warrant Agreement.

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

                      Please type or print in block letters

                              ---------------------
                                     (Name)

     -----------------------------------------------------------------------

     -----------------------------------------------------------------------
                                    (Address)


                       Signature: _______________________

NOTICE: The signatures to this exercise of Warrant must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:



IMPORTANT:     SIGNATURE  MUST BE  GUARANTEED  BY A FIRM  WHICH IS A MEMBER OF A
               REGISTERED  NATIONAL  EXCHANGE OR BY A COMMERCIAL BANK OR A TRUST
               COMPANY!

                                  Colmena Corp.
                                 Assignment Form

     FOR VALUE RECEIVED, The Yankee Companies, Inc., a Florida corporation, hereby sells, assigns and transfer unto:

                     (Please type or print in block letters)

                         -------------------------------
                                     (Name)


         ---------------------------------------------------------------

         ---------------------------------------------------------------
                                    (Address)


the right to purchase Shares represented by this Warrant Certificate to the extent of ______ Shares to which this Warrant relates, and does hereby irrevocably constitute and appoint ________________ attorney, to transfer the same on the books of the Issuer with full power of substitution in the premises.

Dated: _____________________

                               Signature:  ___________________________________
                                          Leonard Miles Tucker, President
                                          of The Yankee Companies, Inc.,
                                               a Florida corporation

NOTICE: The signatures to this partial assignment of Warrant must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:





IMPORTANT:     SIGNATURE  MUST BE  GUARANTEED  BY A FIRM  WHICH IS A MEMBER OF A
               REGISTERED  NATIONAL  EXCHANGE OR BY A COMMERCIAL BANK OR A TRUST
               COMPANY!